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                              DELANCO BANCORP, INC.
                             (a Federal Corporation)
                              Up to 931,500 Shares
                  (Subject to Increase Up to 1,071,225 Shares)

                         COMMON STOCK ($0.01 Par Value)
                       Subscription Price $10.00 Per Share

                                AGENCY AGREEMENT
                                ----------------

                                February 12, 2007

Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932

Ladies and Gentlemen:

         Delanco Bancorp, Inc., a federal corporation (the "Holding Company"), Delanco MHC, a federal mutual holding company (the "MHC") and Delanco Federal Savings Bank, a federally chartered stock savings bank (the "Bank") (collectively, the "Primary Parties") hereby confirm jointly and severally, their agreement with Ryan Beck & Co., Inc. ("Agent"), as follows:

         1.   THE OFFERING. On November 20, 2006, the Board of Directors of the
              ------------
Holding Company adopted a Plan of Stock Issuance (the "Plan"), which provides for the offering by the Holding Company of up to 49% of the Holding Company's common stock, par value $0.01 per share (the "Common Stock") in (i) a subscription offering (the "Subscription Offering"), and, if necessary, (ii) a direct community offering (the "Direct Community Offering") and, if necessary
(iii) a syndicated community offering (the "Syndicated Community Offering"). The shares of Common Stock to be sold by the Holding Company in the Offerings (as defined below) are hereinafter called the "Shares" or "Conversion Shares."

         Upon the completion of the Subscription Offering, Community Offering, and Syndicated Community Offering (collectively, the "Offerings" or "Offering"), the purchasers of Shares in the Offerings will own 45% of the outstanding Common Stock and the MHC will own 55% of the outstanding Common Stock. The Holding Company will issue the Shares at a purchase price of $10.00 per share (the "Purchase Price"). If the number of Conversion Shares is increased or decreased in accordance with the Plan, the term "Shares" or "Conversion Shares" shall mean such greater or lesser number, where applicable.

         In the Subscription Offering, non-transferable rights to subscribe for between 688,500 and 931,500 shares (subject to an increase up to 1,071,225 shares) of the Common Stock ("Subscription Rights") will be granted, in the following order of priority: (1) the Bank's depositors with account balances of at least $50.00 as of the close of business on October 31, 2005 ("Eligible Account Holders"); (2) the Bank's tax-qualified employee plans; (3) the Bank's


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depositors with account balances of at least $50.00 as of the close of business on December 31, 2006 ("Supplemental Eligible Account Holders"); and (4) the Bank's depositors with account balances of at least $50.00 on January 31, 2007 ("Other Member Record Date") and borrowers of the Bank as of November 14, 1994 whose borrowings remained outstanding as of Other Member Record Date (other than Eligible Account Holders and Supplemental Eligible Account Holders) (the "Other Members"), subject to the priorities and purchase limitations set forth in the Plan. The Holding Company may offer shares of Common Stock for which subscriptions have not been received in the Subscription Offering in the Community Offering to members of the general public, with preference given to natural persons residing in Burlington County, New Jersey. Shares may also be reserved in the Community Offering for institutional investors. In the event a Community Offering is held, it may be held at any time during or immediately after the Subscription Offering. Depending on market conditions, shares not subscribed for in the Subscription Offering or purchased in the Community Offering may be offered in the Syndicated Community Offering to selected members of the general public through a syndicate of registered broker-dealers managed by Agent ("Assisting Brokers") which are members of the National Association of Securities Dealers, Inc. ("NASD").

         It is acknowledged that the number of Shares to be sold in the Offering may be increased or decreased as described in the Prospectus (as hereinafter defined); that the purchase of Shares in the Offering is subject to maximum and minimum purchase limitations as described in the Prospectus; and that the Holding Company may reject, in whole or in part, any subscription received in the Community Offering and Syndicated Community Offering.

         The Holding Company has filed with the U.S. Securities and Exchange Commission (the "Commission") a Registration Statement on Form SB-2 (File No. 333-139339) in order to register the Shares under the Securities Act of 1933, as amended (the "1933 Act"), and has filed such amendments thereto as have been required to the date hereof (the "Registration Statement"). The prospectus, as amended, included in the Registration Statement at the time it initially became effective is hereinafter called the "Prospectus," except that if any prospectus is filed by the Holding Company pursuant to Rule 424(b) or (c) of the regulations of the Commission under the 1933 Act differing from the prospectus included in the Registration Statement at the time it initially becomes effective, the term "Prospectus" shall refer to the prospectus filed pursuant to Rule 424(b) or (c) from and after the time said prospectus is filed with the Commission and shall include any supplements and amendments thereto from and after their dates of effectiveness or use, respectively.

         In connection with the Offering, the Holding Company filed with the Office of Thrift Supervision (the "OTS"), pursuant to Title 12, Parts 575 and 563b of the Code of Federal Regulations (the "Conversion Regulations"), an Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on Form MHC-2, including exhibits and the Prospectus, and has filed amendments thereto as required by the OTS (as so amended, the "MHC-2").

         Concurrently with the execution of this Agreement, the Holding Company is delivering to Agent copies of the Prospectus dated February 9, 2007 of the Holding Company to be used in the Subscription Offering and Community Offering (if any), and, if necessary, will deliver copies of the Prospectus and any prospectus supplement for use in a Syndicated Community Offering and/or Public Offering, as defined in the Prospectus (as hereinafter defined).

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         2.   APPOINTMENT OF AGENT. Subject to the terms and conditions of this
              --------------------
Agreement, the Primary Parties hereby appoint Agent as their financial advisor and marketing agent to utilize its best efforts to solicit subscriptions for the Shares and to advise and assist the Primary Parties with respect to the sale of the Shares in the Offerings.

         On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, Agent accepts such appointment and agrees to consult with and advise the MHC, the Holding Company and the Bank as to the matters set forth in the letter agreement ("Letter Agreement"), dated July 11, 2006, between the Holding Company and Agent (a copy of which is attached hereto as EXHIBIT A). It is acknowledged by the Primary Parties that Agent shall not be obligated to purchase any Shares and shall not be obligated to take any action which is inconsistent with any applicable law, regulation, decision or order. Except as provided in the last paragraph of this Section 2, the appointment of Agent hereunder shall terminate upon consummation of the Offering.

         If selected broker-dealers are used to assist in the sale of Shares in the Syndicated Community Offering, the Primary Parties hereby, subject to the terms and conditions of this Agreement, appoint Agent to manage such broker-dealers in the Syndicated Community Offering. On the basis of the representations and warranties of the Primary Parties contained in, and subject to the terms and conditions of, this Agreement, Agent accepts such appointment and agrees to manage the selling group of broker-dealers in the Syndicated Community Offering.

         Agent agrees to make available to the Holding Company for a period of three (3) years following the consummation of the Offering its Strategic Advisory Services ("STARS") program. If the Bank elects to participate in the STARS program, Agent will meet with the Bank at its request and will render general advice on the financial matters listed in Section 9 of the Letter Agreement (but not including (i) any in-depth merger and acquisition analyses or studies which are available under Agent's normal fee schedule, or (ii) advice with respect to a specific acquisition transaction by, or sale of, the Bank or the Holding Company). If the Holding Company elects to participate in the STARS program, Agent will waive the regular retainer fee and hourly charges for the first three-year period. The Holding Company would be required, however, to reimburse Agent for its reasonable out-of-pocket expenses incurred in conjunction with the performance of these services. Such out-of-pocket expenses include travel, legal and other miscellaneous expenses. Agent would not be permitted to incur any single expense in excess of $1,000 pursuant to this paragraph without the prior approval of the Holding Company. If negotiations for a transaction conducted during the three-year period result in the execution of a definitive agreement and/or consummation of a transaction for which Agent customarily would be entitled to a fee for its advisory or other investment banking services, Agent shall receive a contingent advisory fee in accordance with the terms of a separate engagement letter to be entered into with respect to such transaction. Nothing in this Agreement shall require the Holding Company to obtain such financial advisory services from Agent. After the completion of such three-year period, if the parties wish to continue the relationship, a fee will be negotiated and an agreement with respect to specific advisory services will be entered into at that time.

         3.   REFUND OF PURCHASE PRICE. In the event that the Offering is not
              ------------------------
consummated for any reason, including but not limited to the inability to sell

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the Shares during the Offering (including any permitted extension thereof), this
Agreement shall terminate and any persons who have subscribed for any of the Shares shall have refunded to them the full amount which has been received from such person, together with interest at the Bank's current passbook savings rate, from the date payment is received to the date said refund is made as provided in the Prospectus. Upon termination of this Agreement, neither Agent nor the Primary Parties shall have any obligation to the other except that (i) the Primary Parties shall remain liable for any amounts due pursuant to Sections 4, 8, 10 and 11 hereof, unless the transaction is not consummated due to the breach by Agent of a warranty, representation or covenant; and (ii) Agent shall remain liable for any amount due pursuant to Sections 10 and 11 hereof, unless the transaction is not consummated due to the breach by the Primary Parties of a warranty, representation or covenant.

         4.   FEES. In addition to the expenses specified in Section 8 hereof,
              ----
as compensation for Agent's services under this Agreement, Agent has received or will receive the following fees from the Primary Parties:

              a. A total inclusive success fee for advisory and marketing services of $150,000

              b. A fee equal to 1.00% of the aggregate Purchase Price of the Shares sold by Agent in any Syndicated Community Offering which fee along with the fee payable directly by the Holding Company to assisting brokers other than Agent will not exceed 6.00% in the aggregate. Assisting Brokers will not be utilized without the prior approval of the Primary Parties, and it is agreed that Agent will manage the Assisting Brokers in the Syndicated Offering.

         In the event that the Holding Company is required to resolicit subscribers for Shares in the Subscription and Direct Community Offering and Agent is required to provide significant additional services in connection with such a resolicitation, the Primary Parties and Agent shall mutually agree to the dollar amount of additional fees due to Agent, if any. Until any agreement called for by this paragraph is reached, Agent shall not accrue expenses relating to any resolicitation in an amount that would cause the total expenses incurred by Agent to be greater than as set forth in Section 8 hereof without the prior written consent of the Holding Company or the Bank, which consent shall not be unreasonably withheld.

         If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, Agent shall not be entitled to receive the fee set forth in Sections 4(a)-(b), but Agent will be entitled to payment of $25,000 for its advisory and administration services and the Primary Parties will reimburse Agent for its reasonable expenses pursuant to Section 8 and paragraph 4 of the Letter Agreement.

         5.   CLOSING. If the minimum number of Shares required to be sold in
              -------
the Offering on the basis of the most recently updated Appraisal (as defined in Section 6(j)) are subscribed for at or before the termination of the Offering, and the other conditions to the completion of the Offering are satisfied, the Holding Company agrees to issue the Shares on the Closing Date (as hereinafter defined) against payment therefore by the means authorized by the Plan and to deliver certificates evidencing ownership of the Shares in such authorized denominations and registered in such names as may be indicated on the subscription order forms directly to the purchasers thereof as promptly as

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practicable after the Closing Date. The Closing shall be held at the offices of special counsel to the Primary Parties, or at such other place as shall be agreed upon among the Primary Parties and Agent, at 10:00 a.m., Eastern Standard Time, on the business day selected by the Holding Company which business day shall be no less than two business days following the giving of prior notice by the Holding Company to Agent or at such other time as shall be agreed upon by the Primary Parties and Agent. At the Closing, the Primary Parties shall deliver to Agent by wire transfer in same-day funds the commissions, fees and expenses owing as set forth in Sections 4 and 8 hereof and the opinions required hereby and other documents deemed reasonably necessary by Agent shall be executed and delivered to effect the sale of the Shares as contemplated hereby and pursuant to the terms of the Prospectus. The Holding Company shall notify Agent when funds shall have been received for the minimum number of shares of the Common Stock. The hour and date upon which the Holding Company shall release the Shares for delivery in accordance with the terms hereof is referred to herein as the "Closing Date."

         6.   REPRESENTATIONS AND WARRANTIES OF THE PRIMARY PARTIES. The Primary
              -----------------------------------------------------
Parties jointly and severally represent and warrant to Agent that, except as disclosed in the Prospectus:

              (a) The Bank, the MHC and the Holding Company have all such power, authority, authorizations, approvals and orders as may be required to enter into this Agreement, to carry out the provisions and conditions hereof and to issue and sell the Shares as provided herein and as described in the Prospectus, subject to the various limitations and required approvals described therein. Subject to the receipt of regulatory approval, the consummation of the Offering, the execution, delivery and performance of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Bank, the MHC and the Holding Company as of the Closing Date. This Agreement has been validly executed and delivered by the Holding Company, the MHC and the Bank, and is a valid, legal and binding obligation of the Holding Company, the MHC and the Bank enforceable in accordance with its terms, except to the extent, if any, that the provisions of Sections 10 and 11 hereof may be unenforceable as against public policy, and except to the extent that such enforceability may be limited by bankruptcy laws, insolvency laws, or other laws affecting the enforcement of creditors' rights generally, or the rights of creditors of savings institutions insured by the FDIC (including the laws relating to the rights of the contracting parties to equitable remedies).

              (b)  The Plan has been approved by the OTS.

              (c) The Registration Statement was declared effective by the Commission on February 9, 2007; and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the best knowledge of the Primary Parties, threatened by the Commission. At the time the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), became effective, the Registration Statement complied as to form in all material respects with the 1933 Act and the regulations promulgated thereunder and the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), any Blue Sky Application or any Sales Information (as such terms are defined in Section 10 hereof) authorized by the Primary Parties for use in connection with the Offering did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made,

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not misleading, and at the time any Rule 424(b) or (c) Prospectus was filed with the Commission and at the Closing Date referred to in Section 5, the Registration Statement, including the Prospectus contained therein (including any amendment or supplement thereto), and any Blue Sky Application or any Sales Information authorized by the Primary Parties for use in connection with the Offerings will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this Section 6(c) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by Agent expressly regarding Agent for use under the captions "Market for the Common Stock" and "The Stock Offering--Marketing Arrangements" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding Agent.

              (d) At the time of filing the Registration Statement relating to the Offering and at the date hereof, the Holding Company was not, and is not, an ineligible issuer, as defined in Rule 405. At the time of the filing of the Registration Statement and at the time of the use of any issuer free writing prospectus, as defined in Rule 433(h), the Holding Company met the conditions required by Rules 164 and 433 for the use of a free writing prospectus. If required to be filed, the Holding Company has filed any issuer free writing prospectus related to the offered Shares at the time it is required to be filed under Rule 433 and, if not required to be filed, will retain such free writing prospectus in the Holding Company's records pursuant to Rule 433(g) and if any issuer free writing prospectus is used after the date hereof in connection with the offering of the Shares the Holding Company will file or retain such free writing prospectus as required by Rule 433.

              (e) As of the Applicable Time, neither (i) the Issuer-Represented General Free Writing Prospectus(es) issued at or prior to the Applicable Time and the Statutory Prospectus, all considered together (collectively, the "General Disclosure Package"), nor (ii) any individual Issuer-Represented Limited-Use Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Prospectus included in the Registration Statement relating to the offered Shares or any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Holding Company by Agent specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

         i. "Applicable Time" means each and every date when a potential purchaser submitted a subscription or otherwise committed to purchase Shares.

         ii. "Statutory Prospectus", as of any time, means the Prospectus relating to the offered Shares that is included in the Registration Statement relating to the offered Shares immediately prior to that time, including any document incorporated by reference therein.

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         iii. "Issuer-Represented Free Writing Prospectus" means any "issuer free writing prospectus," as defined in Rule 433(h), relating to the offered Shares that is required to be filed with the SEC by the Holding Company or required to be filed with the SEC. The term does not include any writing exempted from the definition of prospectus pursuant to clause (a) of Section 2(a)(10) of the 1933 Act, without regard to Rule 172 or Rule 173.

         iv. "Issuer-Represented General Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors.

         v. "Issuer-Represented Limited-Use Free Writing Prospectus" means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Free Writing Prospectus. The term Issuer-Represented Limited-Use Free Writing Prospectus also includes any "BONA FIDE electronic road show," as defined in Rule 433, that is made available without restriction pursuant to Rule 433(d)(8)(ii) or otherwise, even though not required to be filed with the Conversion.

              (f) Each Issuer-Represented Free Writing Prospectus, as of its date of first use and at all subsequent times through the completion of the Offering and sale of the offered Shares or until any earlier date that the Holding Company notified or notifies Agent (as described in the next sentence), did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement relating to the offered Shares, including any document incorporated by reference therein that has not been superseded or modified. If at any time following the date of first use of an Issuer-Represented Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer-Represented Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the offered Shares or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Holding Company has notified or will notify promptly Agent so that any use of such Issuer-Represented Free-Writing Prospectus may cease until it is amended or supplemented and the Holding Company has promptly amended or will promptly amend or supplement such Issuer-Represented Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer-Represented Free Writing Prospectus based upon and in conformity with written information furnished to the Primary Parties by Agent specifically for use therein.

              (g) The MHC-2, including the Prospectus, was approved by the OTS on February 12, 2007, and at all times subsequent thereto until the Closing Date, the MHC-2, including the Prospectus, did and will comply as to form in all material respects with the Conversion Regulations and any other applicable rules and regulations of the OTS (except as modified or waived by the OTS). At the time of the approval and at all times subsequent thereto until the Closing Date, the MHC-2, including the Prospectus (including any amendment or supplement thereto), did not and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were

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made, not misleading; provided, however, that representations or warranties in this subsection (g) shall not apply to statements or omissions made in reliance upon and in conformity with written information furnished to the Primary Parties by Agent expressly regarding Agent for use in Prospectus contained in the MHC-2 under the captions "Market for the Common Stock" and "The Stock Offering --Marketing Arrangements" or written statements or omissions from any sales information or information filed pursuant to state securities or blue sky laws or regulations regarding Agent.

              (h) No order has been issued by the OTS, the Commission, or any state regulatory authority, preventing or suspending the use of the Prospectus and no action by or before any such government entity to revoke any approval, authorization or order of effectiveness related to the Offering is pending or, to the best knowledge of the Primary Parties, threatened.

              (i) The Plan has been duly adopted by the Board of Directors of the Holding Company. To the best knowledge of the Primary Parties, no person has, or at the Closing Date will have, sought to obtain review of the final action of the OTS in approving the Plan, the Offering, or the MHC-2, pursuant to the HOLA or any other statute or regulation.

              (j) Keller & Company, Inc. (the "Appraiser"), which prepared the appraisal of the aggregate pro forma market value of the Holding Company and the Bank on which the Offerings were based (the "Appraisal"), has advised the Primary Parties in writing that it is independent with respect to each of the Primary Parties within the meaning of the Conversion Regulations.

              (k) Connolly, Grady & Cha, P.C., which certified the financial statements filed as part of the Registration Statement and the MHC-2, has advised the Primary Parties that it is an independent public accounting firm within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants (the "AICPA"), that it is registered with the Public Company Accounting Oversight Board ("PCAOB") and that it is, with respect to each of the Primary Parties, an independent certified public accountant within the meaning of 12 C.F.R. Section 563c.3 and under the 1933 Act and the Regulations promulgated thereunder.

              (l) The consolidated financial statements and the notes thereto which are included in the Registration Statement and which are a part of the Prospectus present fairly the consolidated financial condition and retained earnings of the Holding Company as of the dates indicated and the results of operations and cash flows for the periods specified. The financial statements comply in all material respects with the applicable accounting requirements of Title 12 of the Code of Federal Regulations, Regulation S-X of the Commission and accounting principles generally accepted in the United States of America ("GAAP") applied on a consistent basis during the periods presented except as otherwise noted therein, and present fairly in all material respects the information required to be stated therein. The other financial, statistical and pro forma information and related notes included in the Prospectus present fairly the information shown therein on a basis consistent with the audited and unaudited financial statements included in the Prospectus, and as to the pro forma adjustments, the adjustments made therein have been properly applied on the basis described therein.

              (m) Since the respective dates as of which information is given in the Registration Statement, including the Prospectus, other than as disclosed therein: (i) there has not been any material adverse change in the financial

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condition or in the earnings, capital, properties or business affairs of any of the Primary Parties or of the Primary Parties considered as one enterprise, whether or not arising in the ordinary course of business; (ii) there has not been any material change in total assets of the Holding Company, any material increase in the aggregate amount of loans past due ninety (90) days or more, or any real estate acquired by foreclosure or loans characterized as "in substance foreclosure"; nor has the Holding Company issued any securities or incurred any liability or obligation for borrowings other than in the ordinary course of business; and (iii) there have not been any material transactions entered into by any of the Primary Parties, other than those in the ordinary course of business. The capitalization, liabilities, assets, properties and business of the Primary Parties conform in all material respects to the descriptions thereof contained in the Prospectus and none of the Primary Parties has any material liabilities of any kind, contingent or otherwise, except as disclosed in Registration Statement or the Prospectus.

              (n) The Holding Company is a corporation duly organized and in good standing under the federal laws of the United States, with corporate authority to own its properties and to conduct its business as described in the Prospectus, and is qualified to transact business and in good standing in each jurisdiction in which the conduct of business requires such qualification unless the failure to qualify in one or more of such jurisdictions would not have a material adverse effect on the financial condition, earnings, capital, properties or business affairs of the Primary Parties. The Holding Company has obtained all licenses, permits and other governmental authorizations required for the conduct of its business, except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets, properties or business of the Primary Parties taken as a whole; and all such licenses, permits and governmental authorizations are in full force and effect, and the Holding Company is in compliance therewith in all material respects.

              (o) The MHC is duly organized and is validly existing as a federally chartered mutual holding company under the laws of the United States, duly authorized to conduct its business and own its property as described in the Registration Statement and the Prospectus; the MHC has obtained all licenses, permits and other governmental authorizations required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition, earnings, capital, assets or properties of the Primary Parties taken as a whole; all such licenses, permits and governmental authorizations are in full force and effect and the MHC is in compliance therewith in all material respects.

              (p) The MHC does not own any equity securities or any equity interest in any business enterprise except as described in the Prospectus.

              (q) The MHC is not authorized to issue any shares of capital stock.

              (r) The Bank is a duly organized and validly existing federally chartered savings bank in stock form, duly authorized to conduct its business as described in the Prospectus; the activities of the Bank are permitted by the rules, regulations and practices of the OTS; the Bank has obtained all licenses, permits and other governmental authorizations currently required for the conduct of its business except those that individually or in the aggregate would not materially adversely affect the financial condition of the Primary Parties taken as a whole; all such licenses, permits and other governmental authorizations are in full force and effect and the Bank is in good standing under the laws of the United States; all of the issued and outstanding capital stock of the Bank is duly and validly issued and fully paid and nonassessable; and the Holding Company directly owns all of such capital stock free and clear of any mortgage, pledge, lien, encumbrance, claim or restriction. The Bank does not own equity securities or any equity interest in any other business enterprise except as otherwise described in the Prospectus.

              (s) The Bank is a member of the Federal Home Loan Bank of New York ("FHLB of New York"); the deposit accounts of the Bank are insured by the FDIC up to applicable limits.

              (t) Upon consummation of the Offering, the authorized, issued and outstanding equity capital of the Holding Company will be within the range set forth in the Prospectus under the caption "Capitalization" and, except for the shares of Common Stock held by the MHC, no shares of Common Stock have been or will be issued and outstanding prior to the Closing Date; and the shares of Common Stock to be subscribed for in the Offering have been duly and validly authorized for issuance and, when issued and delivered by the Holding Company pursuant to the Plan against payment of the consideration calculated as set forth in the Plan and the Prospectus, will be duly and validly issued and fully paid and nonassessable; the issuance of the Shares is not subject to preemptive rights, except for the Subscription Rights granted pursuant to the Plan; and the terms and provisions of the shares of Common Stock will conform in all material respects to the description thereof contained in the Prospectus. Upon issuance of the Shares, good title to the Shares will be transferred from the Holding Company to the purchasers of Shares against payment therefor in the Offering as set forth in the Plan and the Prospectus.

              (u) None of the Bank, the Holding Company or the MHC are in violation of their respective charters or their respective bylaws, or in material default in the performance or observance of any obligation, agreement, covenant, or condition contained in any contract, lease, loan agreement, indenture or other instrument to which they are a party or by which they, or any of their respective properties, may be bound which would result in a material adverse change in the condition (financial or otherwise), earnings, capital, properties or assets. The consummation of the transactions herein contemplated will not (i) conflict with or constitute a breach of, or default under, the charter or bylaws of the Bank, the Holding Company or the MHC, or materially conflict with or constitute a material breach of, or default under, any material contract, lease or other instrument to which any of the Primary Parties has a beneficial interest, or any applicable law, rule, regulation or order that is material to the financial condition of the Holding Company; (ii) violate any authorization, approval, judgment, decree, order, statute, rule or regulation applicable to the Primary Parties except for such violations which would not have a material adverse effect on the financial condition and results of operations of the Holding Company; or (iii) result in the creation of any material lien, charge or encumbrance upon any property of the Primary Parties.

              (v) No material default exists, and no event has occurred which with notice or lapse of time, or both, would constitute a material default on the part of any of the Primary Parties, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, note, bank loan or credit agreement or any other material instrument or agreement to which any of the Primary Parties is a party or by which any of them or any of their property is bound or affected in any respect which, in any such case, is material to the Primary Parties individually or considered as one enterprise, and such agreements are in full force and effect; and no other party to any such agreements has instituted or, to the best knowledge of the Primary Parties, threatened any action or proceeding wherein any of the Primary Parties is alleged to be in default thereunder under circumstances where such action or proceeding, if determined adversely to any of the Primary Parties, would have a material adverse effect upon the Primary Parties individually or considered as one enterprise.

              (w) The Primary Parties have good and marketable title to all assets which are material to the businesses of the Primary Parties and to those assets described in the Prospectus as owned by them, free and clear of all material liens, charges, encumbrances, restrictions or other claims, except such as are described in the Prospectus or which do not have a material adverse effect on the businesses of the Primary Parties taken as a whole; and all of the leases and subleases which are material to the businesses of the Primary Parties, as described in the Registration Statement or Prospectus, are in full force and effect.

              (x) The Primary Parties are not in material violation of any directive from the OTS, the FDIC, the Commission or any other agency to make any material change in the method of conducting their respective businesses; the Primary Parties have conducted and are conducting their respective businesses so as to comply in all respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the OTS, the Commission and the FDIC), except where the failure to so comply would not reasonably be expected to result in any material adverse change in the financial condition, results of operations, capital, properties or business affairs of the Primary Parties considered as one enterprise and there is no charge, investigation, action, suit or proceeding before or by any court, regulatory authority or governmental agency or body pending or, to the best knowledge of any of the Primary Parties, threatened, which would reasonably be expected to materially and adversely affect the Offering, the performance of this Agreement, or the consummation of the transactions contemplated in the Plan as described in the Registration Statement, or which would reasonably be expected to result in any material adverse change in the financial condition results of operations, capital, properties or business affairs of the Primary Parties considered as one enterprise.

              (y) The Primary Parties have received an opinion of their special counsel, Muldoon Murphy & Aguggia LLP, with respect to the federal income tax consequences of the Offering, as described in the Registration Statement and the Prospectus; and the facts and representations upon which such opinion is based are truthful, accurate and complete, and none of the Primary Parties will take any action inconsistent therewith.

              (z) The Primary Parties have timely filed or extended all required federal and state tax returns, has paid all taxes that have become due and payable in respect of such returns, except where permitted to be extended, has made adequate reserves for similar future tax liabilities, and no deficiency has been asserted with respect thereto by any taxing authority.

              (aa) No approval, authorization, consent or other order of any regulatory or supervisory or other public authority is required for the execution and delivery by the Primary Parties of this Agreement, or the issuance of the Shares, except for the approval of the OTS and the Commission (which have been received) and any necessary qualification, notification, or registration or exemption under the securities or blue sky laws of the various states in which the Shares are to be offered.

              (bb) None of the Primary Parties has: (i) issued any securities within the last 18 months (except for (a) notes to evidence bank loans or other liabilities in the ordinary course of business or as described in the Prospectus, and (b) securities issued in connection with the Bank's reorganization into the mutual holding company structure); (ii) had any dealings with respect to sales of securities within the 12 months prior to the date hereof with any member of the NASD, or any person related to or associated with such member, other than discussions and meetings relating to the Offering and purchases and sales of U.S. government and agency and other securities in the ordinary course of business; (iii) entered into a financial or management consulting agreement except for the Letter Agreement and as contemplated hereunder and the engagement of FinPro, Inc.; or (iv) engaged any intermediary between Agent and the Primary Parties in connection with the Offering, and no person is being compensated in any manner for such services.

              (cc) Neither the Primary Parties nor, to the best knowledge of the Primary Parties, any employee of the Primary Parties, has made any payment of funds of the Primary Parties as a loan to any person for the purchase of Shares, except for the Holding Company's loan to the ESOP the proceeds of which will be used to purchase Shares, or has made any other payment of funds prohibited by law, and no funds have been set aside to be used for any payment prohibited by law.

              (dd) The Bank complies in all material respects with the applicable financial record keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and the regulations and rules thereunder.

              (ee) The Primary Parties have not relied upon Agent or its counsel for any legal, tax or accounting advice in connection with the Offering.

              (ff) The records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members are accurate and complete in all material respects.

              (gg) The Primary Parties comply in all material respects with all laws, rules and regulations relating to environmental protection, and none of them has been notified or is otherwise aware that any of them is potentially liable, or is considered potentially liable, under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Federal, state or local environmental laws and regulations; no action, suit, regulatory investigation or other proceeding is pending, or to the knowledge of the Primary Parties, threatened against the Primary Parties relating to environmental protection, nor do the Primary Parties have any reason to believe any such proceedings may be brought against any of them; and no disposal, release or discharge of hazardous or toxic substances, pollutants or contaminants, including petroleum and gas products, as any of such terms may be defined under federal, state or local law, has occurred on, in, at or about any facilities or properties owned or leased by any of the Primary Parties or, to the knowledge of the Primary Parties, in which the Primary Parties have a security interest.

              (hh) All of the loans represented as assets on the most recent financial statements or selected financial information of the Holding Company included in the Prospectus meet or are exempt from all requirements of federal, state and local law pertaining to lending, including, without limitation, truth in lending (including the requirements of Regulations Z and 12 C.F.R. Part 226), real estate settlement procedures, consumer credit protection, equal credit opportunity and all disclosure laws applicable to such loans, except for violations which, if asserted, would not result in a material adverse effect on the financial condition, results of operations or business of the Primary Parties taken as a whole.

              (ii) None of the Primary Parties are required to be registered as an investment company under the Investment Company Act of 1940.

         Any certificates signed by an officer of any of the Primary Parties and delivered to Agent or its counsel that refer to this Agreement shall be deemed to be a representation and warranty by the Primary Parties to Agent as to the matters covered thereby with the same effect as if such representation and warranty were set forth herein.

         SECTION 6.B.  REPRESENTATIONS AND WARRANTIES OF AGENT. Agent represents
                       ---------------------------------------
and warrants to the Primary Parties that:

              (a) Agent is a corporation and is validly existing in good standing under the laws of the State of New Jersey with full power and authority to provide the services to be furnished to the Primary Parties hereunder.

              (b) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Agent, and this Agreement the Letter Agreement are the legal, valid and binding agreements of Agent, enforceable in accordance with its terms except as the legality, validity, binding nature and enforceability thereof may be limited by (i) bankruptcy, insolvency, moratorium, conservatorship, receivership or other similar laws relating to or affecting the enforcement of creditors' rights generally, (ii) general equity principles regardless of whether such enforceability is considered in a proceeding in equity or at law, and (iii) the extent, if any, that the provisions of Sections 10 or 11 hereof may be unenforceable as against public policy.

              (c) Each of Agent and its employees, agents and representatives who shall perform any of the services hereunder shall have, and until the Offering is completed or terminated shall maintain all licenses, approvals and permits necessary to perform such services.

               (d) No action, suit, charge or proceeding before the Commission, the NASD, any state securities commission or any court is pending, or to the knowledge of Agent threatened, against Agent which, if determined adversely to Agent, would have a material adverse effect upon the ability of Agent to perform its obligations under this Agreement.

               (e) Agent is registered as a broker/dealer pursuant to Section 15(b) of the 1934 Act and is a member of the NASD.

               (f) Any funds received in the Offering by Agent will be handled by Agent in accordance with Rule 15c2-4 under the Securities Exchange Act of 1934, as amended (the "1934 Act") to the extent applicable.

         7.   COVENANTS OF THE PRIMARY PARTIES. The Primary Parties hereby
              --------------------------------
jointly and severally covenant with Agent as follows:

               (a) The Holding Company will not, at any time after the date the Registration Statement is declared effective, file any amendment or supplement to the Registration Statement without providing Agent and its counsel an opportunity to review such amendment or file any amendment or supplement to which amendment Agent or its counsel shall reasonably object.

               (b) The Holding Company represents and agrees that, unless it obtains the prior consent of Agent and Agent represents and agrees that, unless it obtains the prior consent of the Holding Company, it has not made and will not make any offer relating to the offered Shares that would constitute an "issuer free writing prospectus," as defined in Rule 433, or that would constitute a "free writing prospectus," as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Holding Company and Agent is hereinafter referred to as a "Permitted Free Writing Prospectus." The Holding Company represents that it has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Holding Company need not treat any communication as a free writing prospectus if it is exempt from the definition of prospectus pursuant to Clause (a) of Section 2(a)(10) of the 1933 Act without regard to Rule 172 or 173.

               (c) The Primary Parties will not, at any time after the date the MHC-2 is approved, file any amendment or supplement to such MHC-2 without providing Agent and its counsel an opportunity to review such amendment or supplement or file any amendment or supplement to which amendment or supplement Agent or its counsel shall reasonably object.

               (d) The Primary Parties will use their best efforts to cause any post-effective amendment to the Registration Statement to be declared effective by the Commission and any post-effective amendment to the MHC-2 to be approved by the OTS, and will immediately upon receipt of any information concerning the events listed below notify Agent (i) when the Registration Statement, as amended, has become effective; (ii) when the MHC-2, as amended, has been approved by the OTS; (iii) of the receipt of any comments from the Commission, the OTS, or any other governmental entity with respect to the Offering or the transactions contemplated by this Agreement; (iv) of any request by the Commission, the OTS, any other governmental entity for any amendment or supplement to the Registration Statement or the MHC-2 or for additional information; (v) of the issuance by the Commission, the OTS, or any other governmental agency of any order or other action suspending the Offerings or the use of the Registration Statement or the Prospectus or any other filing of the Primary Parties under the Conversion Regulations or other applicable law, or the threat of any such action; or (vi) of the issuance by the Commission, the OTS, the FDIC or any state authority of any stop order suspending the effectiveness of the Registration Statement or of the initiation or threat of initiation or threat of any proceedings for that purpose. The Primary Parties will make every reasonable effort to prevent the issuance by the Commission, the OTS, the FDIC or any state authority of any order referred to in (v) and (vi) above and, if any such order shall at any time be issued, to obtain the lifting thereof at the earliest possible time.

               (e) The Primary Parties will deliver to Agent and to its counsel conformed copies of each of the following documents, with all exhibits: the MHC-2 as originally filed and each amendment or supplement thereto, and the Registration Statement, as originally filed and each amendment thereto. Further, the Primary Parties will deliver such additional copies of the foregoing documents to counsel to Agent as may be required for any NASD filings. In addition, the Primary Parties will also deliver to Agent such number of copies of the Prospectus, as amended or supplemented, as Agent may reasonably request.

               (f) The Primary Parties will comply in all material respects with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the Commission, by applicable state law and regulations, and by the 1933 Act, the 1934 Act, and the rules and regulations of the Commission promulgated under such statutes, to be complied with prior to or subsequent to the Closing Date; and when the Prospectus is required to be delivered, the Primary Parties will comply in all material respects, at their own expense, with all material requirements imposed upon them by the OTS, the Conversion Regulations (except as modified or waived in writing by the OTS), the Commission, by applicable state law and regulations and by the 1933 Act, the 1934 Act and the rules and regulations of the Commission promulgated under such statutes, in each case as from time to time in force, so far as necessary to permit the continuance of sales or dealing in shares of Common Stock during such period in accordance with the provisions hereof and the Prospectus.

               (g) Each of the Primary Parties will inform Agent of any event or circumstances of which it is or becomes aware as a result of which the Registration Statement and/or Prospectus, as then supplemented or amended, would include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading. If it is necessary, in the reasonable opinion of counsel for the Primary Parties, to amend or supplement the Registration Statement or the Prospectus in order to correct such untrue statement of a material fact or to make the statements therein not misleading in light of the circumstances existing at the time of their use, the Primary Parties will, at their expense, prepare, file with the Commission and the OTS, and furnish to Agent, a reasonable number of copies of an amendment or amendments of, or a supplement or supplements to, the Registration Statement and the Prospectus (in form and substance reasonably satisfactory to counsel for Agent after a reasonable time for review) which will amend or supplement the Registration Statement and/or the Prospectus so that as amended or supplemented it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time, not misleading. For the purpose of this subsection, each of the Primary Parties will furnish such information with respect to itself as Agent may from time to time reasonably request.

               (h) Pursuant to the terms of the Plan, the Holding Company will endeavor in good faith, in cooperation with Agent, to register or to qualify the Shares for offer and sale or to exempt such Shares from registration and to exempt the Holding Company and its officers, directors and employees from registration as broker-dealers, under the applicable securities laws of the jurisdictions in which the Offering will be conducted; provided, however, that the Holding Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation to do business in any jurisdiction in which it is not so qualified. In each jurisdiction where any of the Shares shall have been registered or qualified as above provided, the Holding Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdictions.

               (i) The Holding Company will not sell or issue, contract to sell or otherwise dispose of, for a period of 90 days after the date hereof, without Agent's prior written consent, which consent shall not be unreasonably withheld, any shares of Common Stock other than in connection with any plan or arrangement described in the Prospectus.

               (j) For the period of three years from the date of this Agreement, the Holding Company will furnish to Agent upon request (i) a copy of each report of the Holding Company furnished to or filed with the Commission under the 1934 Act or any national securities exchange or system on which any class of securities of the Holding Company is listed or quoted, (ii) a copy of each report of the Holding Company mailed to holders of Common Stock or non-confidential report filed with the Commission or the OTS or any other supervisory or regulatory authority or any national securities exchange or system on which any class of the securities of the Holding Company is listed or quoted, (iii) each press release and material news item and article released by the Holding Company and/or Bank, and (iv) from time-to-time, such other publicly available information concerning the Primary Parties as Agent may reasonably request.

               (k) The Primary Parties will use the net proceeds from the sale of the Common Stock in the manner set forth in the Prospectus under the caption "Use Of Proceeds."

               (l) The Holding Company will distribute the Prospectus or other offering materials in connection with the offering and sale of the Common Stock only in accordance with the Conversion Regulations, the 1933 Act and the 1934 Act and the rules and regulations promulgated under such statutes, and the laws of any state in which the shares are qualified for sale.

               (m) Prior to the Closing Date, the Holding Company shall register its Common Stock under Section 12(g) of the 1934 Act, as amended, and will request that such registration statement be effective upon completion of the Offering. The Holding Company shall maintain the effectiveness of such registration for not less than three years or such shorter period as permitted by the OTS.

               (n) For so long as the Common Stock is registered under the 1934 Act, the Holding Company will furnish to its stockholders after the end of each fiscal year, in the time periods prescribed by applicable law and regulations, such reports and other information as are required to be furnished to its stockholders under the 1934 Act (including consolidated financial statements of the Holding Company and its subsidiaries, certified by independent public accountants).

               (o) The Holding Company will report the use of proceeds of the Offering in accordance with Rule 463 under the 1933 Act.

               (p) The Primary Parties will maintain appropriate arrangements for depositing all funds received from persons mailing subscriptions for or orders to purchase Shares on an interest bearing basis at the rate described in the Prospectus until the Closing Date and satisfaction of all conditions precedent to the release of the Holding Company's obligation to refund payments received from persons subscribing for or ordering Shares in the Offerings, in accordance with the Plan as described in the Prospectus, or until refunds of such funds have been made to the persons entitled thereto or withdrawal authorizations canceled in accordance with the Plan and as described in the Prospectus. The Primary Parties will maintain, together with Agent, such records of all funds received to permit the funds of each subscriber to be separately insured by the FDIC (to the maximum extent allowable) and to enable the Primary Parties to make the appropriate refunds of such funds in the event that such refunds are required to be made in accordance with the Plan and as described in the Prospectus.

               (q) The Primary Parties will take such actions and furnish such information as are reasonably requested by Agent in order for Agent to ensure compliance with Rule 2790 of the NASD and all related rules.

               (r) The Primary Parties will conduct their businesses in compliance in all material respects with all applicable federal and state laws, rules, regulations, decisions, directives and orders including, all decisions, directives and orders of the Commission, the OTS and the FDIC.

               (s) The Holding Company and the Bank shall comply with any and all terms, conditions, requirements and provisions with respect to the Offering and the transactions contemplated thereby imposed by the OTS, the HOLA, the Commission, the 1933 Act, the Regulations, the Exchange Act and the regulations promulgated by the Commission pursuant to the Exchange Act to be complied with subsequent to the Closing Date. The Company will comply with all provisions of all undertakings contained in the Registration Statement.

               (t) The Primary Parties will not amend the Plan without notifying Agent prior thereto.

               (u) The Holding Company shall provide Agent with any information necessary to carry out the allocation of the Shares in the event of an oversubscription, and such information shall be accurate and reliable in all material respects.

               (v) The Holding Company will not deliver the Shares until the Primary Parties have satisfied or caused to be satisfied each condition set forth in Section 9 hereof, unless such condition is waived in writing by Agent.

               (w) Immediately upon completion of the sale by the Holding Company of the Shares contemplated by the Plan and the Prospectus, (i) the MHC shall own at all times more than 50% of the issued and outstanding shares of Common Stock, (ii) all of the issued and outstanding shares of capital stock of the Bank shall be owned by the Holding Company, (iii) the Holding Company shall have no direct subsidiaries other than the Bank, and (iv) the Offering shall have been effected in accordance with all applicable statutes, regulations, decisions and orders; and all terms, conditions, requirements and provisions with respect to the Offering (except those that are conditions subsequent) imposed by the Commission, the OTS or any other governmental agency, if any, shall have been complied with by the Primary Parties in all material respects or appropriate waivers shall have been obtained and all notice and waiting periods shall have been satisfied, waived or elapsed.

               (x) On or before the Closing Date, the Primary Parties will have completed all conditions precedent to the Offering specified in the Plan and the offer and sale of the Shares will have been conducted in all material respects in accordance with the Plan, the Conversion Regulations (except as modified or waived in writing by the OTS) and with all other applicable laws, regulations, decisions and orders, including all terms, conditions, requirements and provisions precedent to the Offering imposed upon any of the Primary Parties by the OTS, the Commission or any other regulatory authority and in the manner described in the Prospectus.

         8. PAYMENT OF EXPENSES. Whether or not the Offering is completed or is consummated, the Primary Parties will pay for all expenses incident to the performance of this Agreement, including without limitation: (a) the preparation and filing of the MHC-2; (b) the preparation, printing, filing, delivery and shipment of the Registration Statement, including the Prospectus, and all amendments and supplements thereto; (c) all filing fees and expenses in connection with the qualification or registration of the Shares for offer and sale by the Holding Company under the securities or "blue sky" laws, including without limitation filing fees, reasonable legal fees and disbursements of counsel in connection therewith, and in connection with the preparation of a blue sky law survey; (d) the filing fees of the NASD; (e) fees and expenses related to the preparation of the independent appraisal; and (f) the reasonable expenses of Agent actually incurred. Notwithstanding the foregoing, the Primary Parties shall not be required to reimburse Agent for more than $45,000 in legal fees (other than such fees as shall be related to "blue sky" matters) and out-of-pocket expenses actually incurred, except in the event of any material delay in the Offering that would require an update of the financial information contained in the Registration Statement, as amended or supplemented, to reflect a period later than that set forth in the financial statements included in the original Registration Statement. Not later than two days prior to the Closing Date, Agent will provide the Bank with a detailed accounting of all reimbursable expenses to be paid at the Closing.

         9. CONDITIONS TO AGENT'S OBLIGATIONS. The obligations of Agent
            ---------------------------------
hereunder and the occurrence of the Closing and the Offering are subject to the condition that all representations and warranties and other statements of the Primary Parties herein contained are, at and as of the commencement of the Offering and at and as of the Closing Date, true and correct, the condition that the Primary Parties shall have performed all of their obligations hereunder to be performed on or before such dates and to the following further conditions:

               (a) The Registration Statement shall have been declared effective by the Commission and the prospectus contained in the MHC-2 shall have been approved by the OTS for mailing prior to the commencement of the Offering, and no stop order or other action suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefore initiated or, to any of the Primary Parties' best knowledge, threatened by the Commission or any state authority and no order or other action suspending the authorization for use of the Prospectus or the consummation of the Offering shall have been issued or proceedings therefore initiated or, to any of the Primary Parties' best knowledge, threatened by the OTS, the Commission, or any other governmental body.

               (b) At the Closing Date, Agent shall have received:

               (1) The favorable opinion, dated as of the Closing Date, of Muldoon Murphy & Aguggia LLP acceptable to Agent in form and substance satisfactory to counsel for Agent, as set forth in EXHIBIT B.

               (2) The letter of Muldoon Murphy & Aguggia LLP in form and substance to the effect that during the preparation of the Registration Statement and the Prospectus, Muldoon Murphy & Aguggia LLP participated in conferences with certain officers of and other representatives of the Primary Parties, counsel to Agent, representatives of the independent public accounting firm for the Primary Parties and representatives of Agent at which the contents of the Registration Statement and the Prospectus and related matters were discussed and has considered the matters required to be stated therein and the statements contained therein and, although (without limiting the opinions provided pursuant to Section 9(b)(1)) Muldoon Murphy & Aguggia LLP has not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus, on the basis of the foregoing, nothing has come to the attention of Muldoon Murphy & Aguggia LLP that caused Muldoon Murphy & Aguggia LLP to believe that the Registration Statement at the time it was declared effective by the Commission and as of the date of such letter or that the General Disclosure Package as of the Closing Date, contained or contains any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that counsel need express no comment or opinion with respect to the financial statements, schedules and other financial and statistical data included, or statistical or appraisal methodology employed, in the Registration Statement, Prospectus or General Disclosure Package).

               (3) The favorable opinion, dated as of the Closing Date, of Luse Gorman Pomerenk & Schick, counsel for Agent, with respect to such matters as Agent may reasonably require; such opinion may rely, as to matters of fact, upon certificates of officers and directors of the Primary Parties delivered pursuant hereto or as such counsel may reasonably request and upon the opinion of Muldoon Murphy & Aguggia LLP.

               (c) Concurrently with the execution of this Agreement, Agent shall receive a letter from (i) Connolly, Grady & Cha, P.C., dated the date hereof and addressed to Agent, such letter confirming that Connolly, Grady & Cha, P.C. is a firm of independent public accountants within the meaning of the Code of Professional Ethics of the American Institute of Certified Public Accountants, the 1933 Act and the regulations promulgated thereunder and 12 C.F.R. Section 571.2(c)(3), and no information concerning its relationship with or interests in the Primary Parties is required by the MHC-2 or Item 13 of the Registration Statement, and stating in effect that in Connolly, Grady & Cha, P.C. opinion the financial statements of the Holding Company included in the Prospectus comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1934 Act and the related published rules and regulations of the Commission thereunder and the Conversion Regulations and generally accepted accounting principles consistently applied;
(ii) stating in effect that, on the basis of certain agreed upon procedures (but not an audit examination in accordance with generally accepted auditing standards) consisting of a reading of the minutes of the meetings of the Board of Directors of the Primary Parties, the Audit Committee of the Holding Company, a review of the unaudited interim financial information as of and for the interim period ending December 31, 2006 and the latest available unaudited quarterly financial statements of the Holding Company prepared by the Holding Company which shall be in accordance with Statement on Auditing Standards No. 100, and consultations with officers of the Holding Company responsible for financial and accounting matters, nothing came to their attention which caused them to believe that: (A) such unaudited financial statements and financial information included in the section titled "Recent Developments" are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Prospectus; or (B) during the period from the date of the Recent Developments information included in the Prospectus to a date not more than three business days prior to the date of the Prospectus there was any increase in non-performing loans, special mention loans, borrowings (defined as advances from the FHLB of New York, securities sold under agreements to repurchase and any other form of debt other than deposits) of the Holding Company or decrease in assets, deposits, loan losses allowances or retained earnings of the Holding Company or there was any decrease in net income, non-interest income, tax expense or net interest income of the Holding Company or any increase in non-interest expense for the number of full months commencing immediately after the Recent Developments period and ended on the last month-end prior to the date of the Prospectus as compared to the corresponding period in the preceding year, which was material to the financial position or results of operations of the Primary Parties; and (iii) stating that, in addition to the audit examination referred to in its opinion included in the Prospectus and the performance of the procedures referred to in clause (ii) of this subsection (c), they have compared with the general accounting records of the Holding Company, which are subject to the internal controls of the accounting system of the Holding Company and other data prepared by the Primary Parties directly from such accounting records, to the extent specified in such letter, such amounts and/or percentages set forth in the Prospectus as Agent may reasonably request, and they have found such amounts and percentages to be in agreement therewith (subject to rounding).

               (d) At the Closing Date, Agent shall receive a letter from Connolly, Grady & Cha, P.C. dated the Closing Date, addressed to Agent, confirming the statements made by its letter delivered by it pursuant to subsection (c) of this Section 9, the "specified date" referred to in clause
(ii)(B) thereof to be a date specified in such letter, which shall not be more than three business days prior to the Closing Date.

               (e) At the Closing Date, counsel to Agent shall have been furnished with such documents and opinions as counsel for Agent may require for the purpose of enabling them to advise Agent with respect to the issuance and sale of the Common Stock as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained.

               (f) At the Closing Date, Agent shall receive a certificate of the Chief Executive Officer and Chief Financial Officer of each of the Primary Parties, dated the Closing Date, without personal liability to the effect that:
(i) they have examined the Prospectus and at the time the Prospectus became authorized for final use, the Prospectus did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) there has not been, since the respective dates as of which information is given in the Prospectus, any material adverse change in the financial condition or in the earnings, capital, properties, business prospects or business affairs of the Primary Parties, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) the representations and warranties contained in Section 6 of this Agreement are true and correct with the same force and effect as though made at and as of the Closing Date; (iv) each of the Primary Parties has complied in all material respects with all material agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date including the conditions contained in this Section 9; (v) no stop order has been issued or, to the best of their knowledge, is threatened, by the Commission or any other governmental body; (vi) no order suspending the Offering, or the effectiveness of the Registration Statement has been issued and to the best of their knowledge, no proceedings for any such purpose have been initiated or threatened by the OTS, the Commission, or any other federal or state authority; (vii) to the best of their knowledge, no person has sought to obtain regulatory or judicial review of the action of the OTS in approving the Plan or to enjoin the Offering.

               (g) At the Closing Date, Agent shall receive a letter from the Appraiser, dated as of the Closing Date, (i) confirming that said firm is independent of the Primary Parties and is experienced and expert in the area of corporate appraisals within the meaning of the Conversion Regulations, (ii) stating in effect that the Appraisal complies in all material respects with the applicable requirements of the Conversion Regulations, and (iii) further stating that its opinion of the aggregate pro forma market value of the Primary Parties, as converted, expressed in the Appraisal as most recently updated, remains in effect.

               (h) None of the Primary Parties shall have sustained, since the date of the latest audited financial statements included in the Registration Statement and Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Registration Statement and the Prospectus, and since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any material change, or any development involving a prospective material change in, or affecting the general affairs of, management, financial position, retained earnings, long-term debt, stockholders' equity or results of operations of any of the Primary Parties, otherwise than as set forth or contemplated in the Registration Statement and the Prospectus, the effect of which, in any such case described above, is in Agent's reasonable judgment sufficiently material and adverse as to make it impracticable or inadvisable to proceed with the Offering or the delivery of the Shares on the terms and in the manner contemplated in the Prospectus.

               (i) Prior to and at the Closing Date: (i) in the reasonable opinion of Agent there shall have been no material adverse change in the financial condition or in the earnings, capital, properties of the Primary Parties considered as one enterprise, from and as of the latest dates as of which such condition is set forth in the Prospectus, except as referred to therein; (ii) there shall have been no material transaction entered into by the Primary Parties, independently or considered as one enterprise, from the latest date as of which the financial condition of the Primary Parties is set forth in the Prospectus, other than transactions referred to or contemplated therein;
(iii) none of the Primary Parties shall have received from the OTS or the FDIC any direction (oral or written, other than directions applicable to all federally chartered savings banks) to make any material change in the method of conducting their business with which it has not complied in all material respects (which direction, if any, shall have been disclosed to Agent) and which would reasonably be expected to have a material and adverse effect on the condition (financial or otherwise) or on the earnings, capital or properties of the Primary Parties considered as one enterprise; (iv) none of the Primary Parties shall have been in default (nor shall an event have occurred which, with notice or lapse of time or both, would constitute a default) under any provision of any agreement or instrument relating to any material outstanding indebtedness; (v) no action, suit or proceeding, at law or in equity or before or by any federal or state commission, board or other administrative agency, shall be pending or, to the knowledge of the Primary Parties, threatened against any of the Primary Parties or affecting any of their properties wherein an unfavorable decision, ruling or finding would reasonably be expected to have a material and adverse effect on the financial condition or on the earnings, capital, properties or business affairs of the Primary Parties, considered as one enterprise; and (vi) the Shares shall have been qualified or registered for offering and sale under the securities or "blue sky" laws of the jurisdictions requested by Agent.

               (j) At or prior to the Closing Date, Agent shall receive (i) a copy of the letter from the OTS authorizing the use of the Prospectus and approving the MHC-2, (ii) a copy of the order from the Commission declaring the Registration Statement effective, (iii) copies of certificates of existence for each of the Primary Parties, (iv) a certificate from the FDIC evidencing the Bank's insurance of accounts, (v) a certificate of the FHLB of New York evidencing the Bank's membership therein, and (vi) any other documents that Agent shall reasonably request.

               (k) Subsequent to the date hereof, there shall not have occurred any of the following: (i) a suspension or limitation in trading in securities generally on the New York Stock Exchange or American Stock Exchange or in the over-the-counter market, or quotations halted generally on the Nasdaq Stock Market, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required by either of such exchanges or the NASD or by order of the Commission or any other governmental authority other than temporary trading halts (A) imposed as a result of intraday changes in the Dow Jones Industrial Average, (B) lasting no longer than until the regularly scheduled commencement of trading on the next succeeding business-day, and (C) which, when combined with all other such halts occurring during the previous five business days, total less than three; (ii) a general moratorium on the operations of commercial banks or other federally-insured financial institutions or general moratorium on the withdrawal of deposits from commercial banks or other federally-insured financial institutions declared by either federal or state authorities; (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date hereof, of a national emergency or war; or (iv) a material decline in the price of equity or debt securities in the United States financial markets or elsewhere if the effect of any of (i) through (iv) herein, in Agent's reasonable judgment, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

               (l) All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to Agent and of counsel for Agent. Any certificate signed by an officer of the Holding Company or the Bank and delivered to Agent or to counsel for Agent shall be deemed a representation and warranty by the Holding Company or the Bank, as the case may be, to Agent as to the statements made therein. If any condition to Agent's obligations hereunder to be fulfilled prior to or at the Closing Date is not fulfilled, Agent may terminate this Agreement (provided that if this Agreement is so terminated but the sale of Shares is nevertheless consummated, Agent shall be entitled to the compensation provided for in Section 4 hereof) or, if Agent so elects, may waive any such conditions which have not been fulfilled or may extend the time of their fulfillment.

         10.  INDEMNIFICATION.
              ---------------

               (a) The Primary Parties jointly and severally agree to indemnify and hold harmless Agent, its officers, directors, agents, attorneys, servants and employees and each person, if any, who controls Agent within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several, that Agent or any of such officers, directors, agents, attorneys, servants, employees and controlling Persons (collectively, the "Related Persons") may suffer or to which Agent or the Related Persons may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse Agent and any Related Persons upon written demand for any reasonable expenses (including reasonable fees and disbursements of counsel) incurred by Agent or any Related Persons in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions: (i) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the MHC-2, or any blue sky application or other instrument or document of the Primary Parties or based upon written information supplied by any of the Primary Parties filed in any state or jurisdiction to register or qualify any or all of the Shares under the securities laws thereof (collectively, the "Blue Sky Applications"), or any application or other document, advertisement, or communication ("Sales Information") prepared, made or executed by or on behalf of any of the Primary Parties with its consent or based upon written information furnished by or on behalf of any of the Primary Parties, whether or not filed in any jurisdiction in order to qualify or register the Shares under the securities laws thereof, (ii) arise out of or are based upon the omission or alleged omission to state in any of the foregoing documents or information, a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (iii) arise from any theory of liability whatsoever relating to or arising from or based upon the Registration Statement (or any amendment or supplement thereto), preliminary or final Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the MHC-2, any Blue Sky Applications or Sales Information or other documentation distributed in connection with the Offering; or (iv) result from the allocation of the Shares in accordance with the Plan, generally, or result from any claims made with respect to the accuracy, reliability and completeness of the records of Eligible Account Holders, Supplemental Eligible Account Holders and Other Members or for any denial or reduction of a subscription or order to purchase Common Stock, whether as a result of a properly calculated allocation pursuant to the Plan or otherwise, based upon such records; provided, however, that no indemnification is required under this paragraph (a) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue material statements or alleged untrue material statements in, or material omission or alleged material omission from, the Registration Statement (or any amendment or supplement thereto) or the preliminary or final Prospectus (or any amendment or supplement thereto), any Issuer-Represented Free Writing Prospectus, the MHC-2, the Blue Sky Application or Sales Information or other documentation distributed in connection with the Offering made in reliance upon and in conformity with written information furnished to the Primary Parties by Agent or its representatives (including counsel) with respect to Agent expressly for use in the Registration Statement (or any amendment or supplement thereto) or Prospectus (or any amendment or supplement thereto) under the captions "Market for the Common Stock" and "The Stock Offering -Marketing Arrangements." Provided further, that the Primary Parties will not be responsible for any loss, liability, claim, damage or expense to the extent they result primarily from material oral misstatements by Agent to a purchaser of Shares which are not based upon information in the Registration Statement or Prospectus, or from actions taken or omitted to be taken by Agent in bad faith or from Agent's gross negligence or willful misconduct, and Agent agrees to repay to the Primary Parties any amounts advanced to it by the Primary Parties in connection with matters as to which it is found not to be entitled to indemnification hereunder.

               (b) Agent agrees to indemnify and hold harmless the Primary Parties, their directors and officers, agents, servants and employees and each person, if any, who controls any of the Primary Parties within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act against any and all loss, liability, claim, damage or expense whatsoever (including but not limited to settlement expenses, subject to the limitation set forth in the last sentence of paragraph (c) below), joint or several which they, or any of them, may suffer or to which they, or any of them, may become subject under all applicable federal and state laws or otherwise, and to promptly reimburse the Primary Parties and any such persons upon written demand for any reasonable expenses (including fees and disbursements of counsel) incurred by them in connection with investigating, preparing or defending any actions, proceedings or claims (whether commenced or threatened) to the extent such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment of supplement thereto), any Issuer-Represented Free Writing Prospectus, the MHC-2 or any Blue Sky Application or Sales Information or are based upon the omission or alleged omission to state in any of the foregoing documents a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Agent's obligations under this Section 10(b) shall exist only if and only to the extent that such untrue statement or alleged untrue statement was made in, or such material fact or alleged material fact was omitted from, the Registration Statement (or any amendment or supplement thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Primary Parties by Agent or its representatives (including counsel) expressly for use under the captions "Market for the Common Stock" and "The Stock Offering -- Marketing Arrangements."

               (c) Each indemnified party shall give prompt written notice to each indemnifying party of any action, proceeding, claim (whether commenced or threatened), or suit instituted against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve it from any liability which it may have on account of this Section 10,
Section 11 or otherwise. An indemnifying party may participate at its own expense in the defense of such action. In addition, if it so elects within a reasonable time after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume defense of such action with counsel chosen by it and approved by the indemnified parties that are defendants in such action, unless such indemnified parties reasonably object to such assumption on the ground that there may be legal defenses available to them that are different from or in addition to those available to such indemnifying party. If an indemnifying party assumes the defense of such action, the indemnifying parties shall not be liable for any fees and expenses of counsel for the indemnified parties incurred thereafter in connection with such action, proceeding or claim, other than reasonable costs of investigation. In no event shall the indemnifying parties be liable for the fees and expenses of more than one separate firm of attorneys (unless an indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them which are different from or in addition to those of other indemnified parties) for all indemnified parties in connection with any one action, proceeding or claim or separate but similar or related actions, proceedings or claims in the same jurisdiction arising out of the same general allegations or circumstances. The Holding Company shall be liable for any settlement of any claim against Agent (or its directors, officers, employees, affiliates or controlling persons), made with the Holding Company's consent, which consent shall not be unreasonably withheld. The Holding Company shall not, without the written consent of Agent, settle or compromise any claim against it based upon circumstances giving rise to an indemnification claim against the Holding Company hereunder unless such settlement or compromise provides that Agent and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect of such claim.

               (d) The agreements contained in this Section 10 and in Section 11 hereof and the representations and warranties of the Primary Parties set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of Agent or its officers, directors, controlling persons, agents or employees or by or on behalf of any of the Primary Parties or any officers, directors, controlling persons, agents or employees of any of the Primary Parties; (ii) delivery of and payment hereunder for the Shares; or (iii) any termination of this Agreement.

         11.  CONTRIBUTION.
              ------------

               (a) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in Section 10 is due in accordance with its terms but is found in a final judgment by a court to be unavailable from the Primary Parties or Agent, the Primary Parties and Agent shall contribute to the aggregate losses, claims, damages and liabilities of the nature contemplated by such indemnification in such proportion so that (i) Agent is responsible for that portion represented by the percentage that the fees paid to Agent pursuant to Section 4 of this Agreement (not including expenses) ("Agent's Fees"), less any portion of Agent's Fees paid by Agent to Assisting Brokers, bear to the total proceeds received by the Primary Parties from the sale of the Shares in the Offerings, net of all expenses of the Offerings except Agent's Fees, and (ii) the Primary Parties shall be responsible for the balance. If, however, the allocation provided above is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 10 above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative fault of the Primary Parties on the one hand and Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, proceedings or claims in respect thereof), but also the relative benefits received by the Primary Parties on the one hand and Agent on the other from the Offering, as well as any other relevant equitable considerations. The relative benefits received by the Primary Parties on the one hand and Agent on the other hand shall be deemed to be in the same proportion as the total proceeds from the

Offerings, net of all expenses of the Offerings except Agent's Fees, received by the Primary Parties bear, with respect to Agent, to the total fees (not including expenses) received by Agent less the portion of such fees paid by Agent to Assisting Brokers. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Primary Parties on the one hand or Agent on the other and the parties relative intent, good faith, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Primary Parties and Agent agree that it would not be just and equitable if contribution pursuant to this Section 11 were determined by pro-rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or action, proceedings or claims in respect thereof) referred to above in this Section 11 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action, proceeding or claim. It is expressly agreed that Agent shall not be liable for any loss, liability, claim, damage or expense or be required to contribute any amount which in the aggregate exceeds the amount paid (excluding reimbursable expenses) to Agent under this Agreement less the portion of such fees paid by Agent to Assisting Brokers. It is understood and agreed that the above-stated limitation on Agent's liability is essential to Agent and that Agent would not have entered into this Agreement if such limitation had not been agreed to by the parties to this Agreement. No person found guilty of any fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation. The duties, obligations and liabilities of the Primary Parties and Agent under this Section 11 and under
Section 10 shall be in addition to any duties, obligations and liabilities which the Primary Parties and Agent may otherwise have. For purposes of this Section 11, each of Agent's and the Primary Parties' officers and directors and each person, if any, who controls Agent or any of the Primary Parties within the meaning of the 1933 Act and the 1934 Act shall have the same rights to contribution as the Primary Parties and Agent. Any party entitled to contribution, promptly after receipt of notice of commencement of any action, suit, claim or proceeding against such party in respect of which a claim for contribution may be made against another party under this Section 11, will notify such party from whom contribution may be sought, but the omission to so notify such party shall not relieve the party from whom contribution may be sought from any other obligation it may have hereunder or otherwise than under this Section 11.

         12.  REPRESENTATIONS, WARRANTIES AND INDEMNITIES TO SURVIVE DELIVERY.
              ---------------------------------------------------------------
All representations, warranties and indemnities and other statements contained in this Agreement, or contained in certificates of officers of the Primary Parties or Agent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of Agent or its controlling persons, or by or on behalf of the Primary Parties and shall survive the issuance of the Shares, and any legal representative, successor or assign of Agent, any of the Primary Parties, and any indemnified person shall be entitled to the benefit of the respective agreements, indemnities, warranties and representations.

         13.  TERMINATION. Agent may terminate this Agreement by giving the
              -----------
notice indicated below in this Section at any time after this Agreement becomes effective as follows:

               (a) In the event the Holding Company fails to consummate the sale of the minimum number of the Shares by September 30, 2007 in accordance with the provisions of the Plan or as required by the Conversion Regulations and applicable law, this Agreement shall terminate upon refund by the Primary Parties to each person who has subscribed for or ordered any of the Shares the full amount which it may have received from such person, together with interest in accordance with Section 3, and no party to this Agreement shall have any obligation to the other hereunder, except as set forth in Sections 3, 4, 8, 10 and 11 hereof.

               (b) If any of the conditions specified in Section 9 shall not have been fulfilled when and as required by this Agreement, or by the Closing Date, or waived in writing by Agent, this Agreement and all of Agent's obligations hereunder may be canceled by Agent by notifying the Bank of such cancellation in writing at any time at or prior to the Closing Date, and any such cancellation shall be without liability of any party to any other party except as otherwise provided in Sections 3, 4, 8, 10 and 11 hereof.

               (c) If Agent elects to terminate this Agreement as provided in this Section, the Bank shall be notified by Agent as provided in Section 14 hereof.

               (d) If this Agreement is terminated in accordance with the provisions of Sections 3, 9, or 13, the Primary Parties shall pay Agent the fees earned pursuant to Section 4 and will reimburse Agent for its reasonable expenses pursuant to Section 8 and paragraph 4 of the Letter Agreement.

         14.  NOTICES. All notices and other communications hereunder shall be
              -------
in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Agent shall be directed to Ryan Beck & Co. Inc., 18 Columbia Turnpike, Florham Park, New Jersey 07932,
Attention: Robin Suskind (with a copy to Luse Gorman Pomerenk & Schick; notices to the Primary Parties shall be directed to Delanco Bancorp, Inc., 615 Burlington Avenue, Delanco, New Jersey 08075 Attention: Robert M. Notigan, President and Chief Executive Officer (with a copy to Muldoon Murphy & Aguggia
LLP).

         15.  PARTIES. This Agreement shall inure to the benefit of and be
              -------
binding upon Agent and the Primary Parties, and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the controlling persons and officers and directors referred to in Sections 10 and 11 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provisions herein contained. It is understood and agreed that this Agreement is the exclusive agreement among the parties, supersedes any prior Agreement among the parties and may not be varied except by a writing signed by all parties.

         16.  PARTIAL INVALIDITY. In the event that any term, provision or
              ------------------
covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law.

         17.  CONSTRUCTION. This Agreement shall be construed in accordance with
              ------------
the laws of the State of New Jersey.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument along with all counterparts will become a binding agreement between you and us in accordance with its terms.

                                  Very truly yours,

                                  DELANCO MHC


                                  By: /s/ Robert M. Notigan
                                      ------------------------------------------
                                      Robert M. Notigan
                                      President and Chief Executive Officer


                                  DELANCO BANCORP, INC.


                                  By: /s/ Robert M. Notigan
                                      ------------------------------------------
                                      Robert M. Notigan
                                      President and Chief Executive Officer


                                  DELANCO FEDERAL SAVINGS BANK


                                  By: /s/ Robert M. Notigan
                                      ------------------------------------------
                                      Robert M. Notigan
                                      President and Chief Executive Officer

The foregoing Agency Agreement is
hereby confirmed and accepted as
of the date first set and above written.


                                  RYAN BECK & CO., INC.


                                  By: /s/ Robin P. Suskind
                                      ------------------------------------------
                                      Robin P. Suskind
                                      Managing Director

                        MASTER SELECTED DEALER AGREEMENT



                                February 12, 2007



Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, NJ 07932

Gentlemen:

         (1) GENERAL. We understand that Ryan Beck & Co., Inc. ("Ryan Beck") is entering into this Agreement with us and other firms who may be offered the right to purchase as principal a portion of securities being distributed to the public. The terms and conditions of this Agreement shall be applicable to any public offering of securities ("Securities") pursuant to a registration statement filed under the Securities Act of 1933 (the "Securities Act") or exempt from registration thereunder (other than a public offering of Securities effected wholly outside the United States of America), wherein Ryan Beck (acting for its own account or for the account of any underwriting or similar group or syndicate) is responsible for managing or otherwise implementing the sale of the Securities to selected dealers ("Selected Dealers") and has informed us that such terms and conditions shall be applicable. Any such offering of Securities to us as a Selected Dealer is hereinafter called an "Offering." In the case of any Offering in which you are acting for the account of any underwriting or similar group or syndicate ("Underwriters"), the terms and conditions of this Agreement shall be for the benefit of, and binding upon, such Underwriters, including, in the case of any Offering in which you are acting with others as representatives of Underwriters, such other representatives. The term "preliminary prospectus" means any preliminary prospectus relating to an Offering of Securities or any preliminary prospectus supplement together with a prospectus relating to an Offering of Securities; the term "Prospectus" means the prospectus, together with the final prospectus supplement, if any, relating to an Offering of Securities, filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act or any successor or similar rules.

              This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof and supersedes any prior oral or written agreements or understanding between the parties hereto or their predecessors with respect to the subject matter hereof.

         (2) CONDITIONS OF OFFERING, ACCEPTANCE AND PURCHASE. Any Offering will be subject to delivery of the Securities and their acceptance by you and any other Underwriters, may be subject to the approval of all legal matters by counsel and the satisfaction of other conditions, and may be made on the basis of reservation of Securities or an allotment against subscription. You will advise us by telegram, telex, facsimile, e-mail, or other form of written communication ("Written Communication") of the particular method and supplementary terms and conditions (including, without limitation, the information as to prices and offering date referred to in Section 3(c)) of any Offering in which we are invited to participate. To the extent such supplementary terms and conditions are inconsistent with any provision herein, such terms and conditions shall supersede any such provision. Unless otherwise indicated in any such Written Communication, acceptances and other communications by us with respect to any Offering should be sent to Ryan Beck. You may close the subscription books at any time in your sole discretion without notice, and you reserve the right to reject any acceptance in whole or in part. Payment for Securities purchased by us is to be made at such office as you may designate, at the public offering price, or, if you shall so advise us, at such price less the concession to dealers or at the price set forth or indicated in a Written Communication, on such date as you shall determine, on one day's prior notice to us, by wire transfer to a Ryan Beck account, against delivery of certificates or other forms evidencing such Securities. If payment is made for Securities purchased by us at the public offering price, the concession to which we shall be entitled will be paid to us upon termination of the provisions of
Section 3(c) with respect to such Securities.

         Unless we promptly give you written instructions otherwise, if transactions in the Securities may be settled through the facilities of The Depository Trust Company, delivery of Securities purchased by us will be made through such facilities if we are a member, or if we are not a member, settlement may be made through our ordinary correspondent who is a member.

         (3)  REPRESENTATIONS, WARRANTIES, AND AGREEMENTS.

              (a) REGISTERED OFFERINGS. In the case of any Offering of Securities that are registered under the Securities Act ("Registered Offering"), you shall provide us with such number of copies of each preliminary prospectus, the Prospectus and any supplement thereto relating to each Registered Offering as we may reasonably request for the purposes contemplated by the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the applicable Rules and regulations of the Securities and Exchange Commission thereunder. We represent that we are familiar with Rule 15c2-8 under the Exchange Act relating to the distribution of preliminary and final prospectuses and agree that we will comply therewith. We agree to keep an accurate record of our distribution (including dates, number of copies, and persons to whom sent) of copies of the Prospectus or any preliminary prospectus (or any amendment or supplement to any thereof), and promptly upon request by you, to bring all subsequent changes to the attention of anyone to whom such material shall have been furnished. We agree to furnish to persons who receive a confirmation of sale a copy of the Prospectus filed pursuant to Rule 424(b) or Rule 424(c) under the Securities Act. We agree that in purchasing Securities in a Registered Offering we will rely upon no statements whatsoever, written or oral, other than the statements in the Prospectus delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to a Prospectus or by any Underwriter to give any information or to make any representation not contained in the Prospectus in connection with the sale of such Securities. We will not use any free writing prospectus, unless consented to by you or authorized expressly in writing to you by the issuer in the Registered Offering.

               (b) OFFERINGS PURSUANT TO OFFERING CIRCULAR. In the case of any Offering of Securities, other than a Registered Offering, which is made pursuant to an offering circular or other document comparable to a prospectus in a Registered Offering, including, without limitation, an Offering of "exempted securities" as defined in Section 3(a)(2) of the Securities Act (an "Exempted Securities Offering"), you shall provide us with such number of copies of each preliminary offering circular, the final offering circular and any supplement thereto relating to each Offering as we may reasonably request. We agree that we will comply with the applicable federal and state laws, and the applicable rules

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and regulations of any regulatory body promulgated thereunder, governing the use and distribution of offering circulars by brokers or dealers. We agree that in purchasing Securities pursuant to an offering circular we will rely upon no statements whatsoever, written or oral, other than the statements in the final offering circular delivered to us by you. We will not be authorized by the issuer or other seller of Securities offered pursuant to an offering circular or by any Underwriter to give any information or to make any representation not contained in the offering circular in connection with the sale of such Securities.

               (c) OFFER AND SALE TO THE PUBLIC. With respect to any Offering of Securities, you will inform us by a Written Communication of the public offering price, the selling concession, the reallowance (if any) to dealers, and the time when we may commence selling Securities to the public. After such public offering has commenced, you may change the public offering price, the selling concession, and the reallowance to dealers. With respect to each Offering of Securities, until the provisions of this Section 3(c) shall be terminated pursuant to Section 5, we agree to offer Securities to the public only at the public offering price, except that if a reallowance is in effect, a reallowance from the public offering price not in excess of such reallowance may be allowed as consideration for services rendered in distribution to dealers who are actually engaged in the investment banking or securities business, who execute the written agreement prescribed by Rule 2740 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD") and who are either members in good standing of the NASD or foreign brokers or dealers not eligible for membership in the NASD who represent to us that they will promptly reoffer such Securities at the public offering price and will abide by the conditions with respect to foreign brokers and dealers set forth in Section 3(f) hereof.

               (d) STABILIZATION AND OVERALLOTMENT. You may, with respect to any Offering, be authorized to over-allot in arranging sales to Selected Dealers, to purchase and sell Securities, any other securities of the issuer of the Securities of the same class and series and any other securities of such issuer that you may designate for long or short account, and to stabilize or maintain the market price of the Securities. We agree not to purchase and sell Securities for which an order from a client has not been received without your consent in each instance. We agree to advise you from time to time upon request, prior to the termination of the provisions of Section 3(c) with respect to any Offering, of the amount of Securities purchased by us hereunder remaining unsold and we will, upon your request, sell to you, for the accounts of the Underwriters, such amount of Securities as you may designate, at the public offering price thereof less an amount to be determined by you not in excess of the concession to dealers. In the event that prior to the later of (i) the termination of the provisions of Section 3(c) with respect to any Offering, or (ii) the covering by you of any short position created by you in connection with such Offering for your account or the account of one or more Underwriters, you purchase or contract to purchase for the account of any of the Underwriters, in the open market or otherwise, any Securities theretofore delivered to us, you reserve the right to withhold the above-mentioned concession to dealers on such Securities if sold to us at the public offering price, or if such concession has been allowed to us through our purchase at a net price, we agree to repay such concession upon your demand, plus in each case any taxes on redelivery, commissions, accrued interest, and dividends paid in connection with such purchase or contract to purchase.

               (e) OPEN MARKET TRANSACTIONS. We agree to abide by Regulation M under the Exchange Act and we agree not to bid for, purchase, attempt to purchase, or sell, directly or indirectly, any Securities, any other Reference

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Securities (as defined in Regulation M) of the issuer, or any other securities of such issuer as you may designate, except as brokers pursuant to unsolicited orders and as otherwise provided in this Agreement. If the Securities are common stock or securities convertible into common stock, we agree not to effect, or attempt to induce others to effect, directly or indirectly, any transactions in or relating to any stock of such issuer, except to the extent permitted by Rule 101 of Regulation M under the Exchange Act.

               (f) NASD. We represent that we are actually engaged in the investment banking or securities business and we are either (i) a member in good standing of the NASD, (ii) if not such a member, a foreign dealer not eligible for membership, or (iii) solely in connection with an Exempted Securities Offering, a bank, as defined in Section 3(a)(6) of the Exchange Act, that does not otherwise fall within provision (i) or (ii) of this sentence (a "Bank"). If we are a member as described in (i), we agree that in making sales of the Securities we will comply with all applicable interpretative materials and Conduct Rules of the NASD, including, without limitation, Conduct Rules 2740 (relating to Selling Concessions, Discounts and Other Allowances) and 2790 (relating to New Issues). If we are a foreign dealer as described in (ii), we agree not to offer or sell any Securities in the United States of America, its territories or its possessions or to persons who are citizens thereof or residents therein (other than through you), and in making sales of Securities outside the United States of America we agree to comply as though we were a member with Conduct Rules 2730 (relating to Securities Taken in Trade), 2740 (relating to Selling Concessions), 2750 (relating to Transactions with Related Persons) and 2790 (relating to New Issues) as though we were such a member and to comply with Conduct Rule 2420 (relating to Dealing with Non-Members) as it applies to a nonmember broker or dealer in a foreign country. In connection with an Exempted Securities Offering, if we are a Bank, we agree to also comply, as though we were an NASD member, with the provision of Rules 2730, 2740 and 2750 of the Conduct Rules. We further represent, by our participating in an Offering, that we have provided to you all documents and other information required to be filed with respect to us, any related person or any person associated with us or any such related person pursuant to the supplementary requirements of the NASD's interpretation with respect to review of corporate financing as such requirements relate to such Offering.

               We further agree that, in connection with any purchase of Securities from you that is not otherwise covered by the terms of this Agreement (whether you are acting as manager, as member of an underwriting syndicate or a selling group or otherwise), if a selling concession, discount or other allowance is granted to us, the preceding paragraph will be applicable.

               (g) RELATIONSHIP AMONG UNDERWRITERS AND SELECTED DEALERS. You may buy Securities from or sell Securities to any Underwriter or Selected Dealer and, with your consent, the Underwriters (if any) and the Selected Dealers may purchase Securities from and sell Securities to each other at the public offering price less all or any part of the concession. We are not authorized to act as agent for you or any Underwriter or the issuer or other seller of any Securities in offering Securities to the public or otherwise. Nothing contained herein or in any Written Communication from you shall constitute the Selected Dealers partners with you or any Underwriter or with one another. If the Selected Dealers, among themselves or with the Underwriters, should be deemed to constitute a partnership for federal income tax purposes, then we elect to be excluded from the application of Subchapter K, Chapter 1, Subtitle A of the Internal Revenue Code of 1986 and agree not to take any position inconsistent with that election. We authorize you, in your discretion, to execute and file on

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our behalf such evidence of that election as may be required by the Internal
Revenue Service. Neither you nor any Underwriter shall be under any obligation to us except for obligations assumed hereby or in any Written Communication from you in connection with any Offering. In connection with any Offering, we agree to pay our proportionate share of any tax, claim, demand, or liability asserted against us, and the other Selected Dealers or any of them, or against you or the Underwriters, if any, based on any claim that such Selected Dealers or any of them constitute an association, unincorporated business, or other separate entity, including in each case our proportionate share of any expense incurred in defending against any such tax, claim, demand, or liability.

               (h) BLUE SKY LAWS. Upon application to you, you will inform us as to the jurisdictions in which you believe the Securities have been qualified for sale or are exempt under the respective securities or "blue sky" laws of such jurisdictions. We understand and agree that compliance with the securities or "blue sky" laws in each jurisdiction in which we shall offer or sell any of the Securities shall be our sole responsibility and that you assume no responsibility or obligations as to the eligibility of the Securities for sale or our right to sell the Securities in any jurisdiction.

               (i) COMPLIANCE WITH LAW. We agree that in selling Securities pursuant to any Offering (which agreement shall also be for the benefit of the issuer or other seller of such Securities), we will comply with the applicable provisions of the Securities Act and the Exchange Act, the applicable Rules and regulations of the Securities and Exchange Commission thereunder, the applicable Rules and regulations of the NASD, the applicable Rules and regulations of any securities exchange having jurisdiction over the Offering, and the applicable laws, rules and regulations specified in Section 3(c) hereof. Without limiting the foregoing, (a) we agree that, at all times since we were invited to participate in an Offering of Securities, we have complied with the provisions of Regulation M applicable to such Offering, in each case after giving effect to any applicable exemptions and (b) we represent that our incurrence of obligations hereunder in connection with any Offering of Securities will not result in the violation by us of Rule 15c3-1 under the Exchange Act, if such requirements are applicable to us. You shall have full authority to take such action as you may deem advisable in respect of all matters pertaining to any Offering. Neither you nor any Underwriter shall be under any liability to us, except for lack of good faith and for obligations expressly assumed by you in this Agreement; PROVIDED, HOWEVER, that nothing in this sentence shall be deemed to relieve you from any liability imposed by the Securities Act.

               (j) BEST EFFORTS OFFERINGS. If you communicate to us that a particular offering is being made on a best efforts basis, then the terms in this Section 3(j) apply and other inconsistent terms in this Agreement do not apply.

                   (i) The offering will be a best efforts offering. The offering also will be contingent and involve a closing only after receipt of necessary documentation from the issuer and satisfaction of other conditions, if any, specified in the prospectus or offering circular and the agency or engagement agreement with you and the issuer. The offering is designed to comply with applicable SEC rules, including Rules 15c2-4, 10b-9, and 15c6-1. See NASD Notice to Members 98-4, 87-61 and 84-7.

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                   (ii) We represent and agree that we shall take necessary
steps to comply with SEC Rules 15c2-4, 10b-9 and 15c6-1, including, but not limited to, depositing funds in a complying special account if funds are received before all closing conditions have been met. We also represent that we are aware that those who purchase in this best efforts offering are subject to the investor purchase limitations described in the prospectus or offering circular.

         (4) INDEMNIFICATION. We agree to indemnify and hold harmless Ryan Beck, the issuer of the Securities, each person, if any, who controls (within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act) Ryan Beck or the issuer of the Securities, and their respective directors, officers and employees from and against any and all losses, liabilities, costs or claims (or actions in respect thereof) (collectively, "Losses") to which any of them may become subject (including all reasonable costs of investigating, disputing or defending any such claim or action), insofar as such Losses arise out of or are in connection with the breach of any representation, warranty or agreement made by us herein.

               If any claim, demand, action or proceeding (including any governmental investigation) shall be brought or alleged against an indemnified party in respect of which indemnity is to be sought against an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing, and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnified party may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the reasonable fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to such indemnified party or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is agreed that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate law firm (in addition to local counsel where necessary) for all such indemnified parties. Such firm shall be designated in writing by the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

               The indemnity agreements contained in this Section and the representations and warranties by us in this Agreement shall remain operative and in full force and effect regardless of: (i) any termination of this Agreement, (ii) any investigation made by an indemnified party or on such party's behalf or any person controlling an indemnified party or by or on behalf

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of the indemnifying party, its directors or officers or any person controlling the indemnifying party, and (iii) acceptance of and payment for any Securities.

         (5) TERMINATION; SUPPLEMENTS AND AMENDMENTS. This Agreement may be terminated by either party hereto upon five business days' written notice to the other party; provided that with respect to any Offering for which a Written Communication was sent and accepted prior to such notice, this Agreement as it applies to such Offering shall remain in full force and effect and shall terminate with respect to such Offering in accordance with the last sentence of this Section. This Agreement may be supplemented or amended by you by written notice thereof to us, and any such supplement or amendment to this Agreement shall be effective with respect to any Offering to which this Agreement applies after the date of such supplement or amendment. Each reference to "this Agreement" herein shall, as appropriate, be to this Agreement as so amended and supplemented. The terms and conditions set forth in Sections 3(c) and (e) with regard to any offering will terminate at the close of business on the thirtieth day after the date of the initial public offering of the Securities to which such Offering relates, but such terms and conditions, upon notice to us, may be terminated by you at any time.

         (6) SUCCESSORS AND ASSIGNS. This Agreement shall be binding on, and inure to the benefit of, the parties hereto and other persons specified or indicated in Section 1, and the respective successors and assigns of each of them.

         (7) GOVERNING LAW. This Agreement and the terms and conditions set forth herein with respect to any Offering together with such supplementary terms and conditions with respect to such Offering as may be contained in any Written Communication from you to us in connection therewith shall be governed by, and construed in accordance with, the laws of the State of New York without regard to conflicts of laws principles.

         By signing this Agreement we confirm that our subscription to, or our acceptance of any reservation of, any Securities pursuant to an Offering shall constitute (i) acceptance of and agreement to the terms and conditions of this Agreement (as supplemented and amended pursuant to Section 5) together with and subject to any supplementary terms and conditions contained in any Written Communication from you in connection with such Offering, all of which shall constitute a binding agreement between us and you, individually, or as representative of any Underwriters, (ii) in confirmation that our representations and warranties set forth in Section 3 are true and correct at that time and (iii) confirmation that our agreements set forth in Sections 2 and 3 have been and will be fully performed by us to the extent and at the times required thereby.

                                       Very truly yours,


                                       ______________________
                                       (Name of Firm)


                                       By: ______________________



                                      A-7


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Confirmed, as of the date
first above written.


RYAN, BECK & CO., INC.



By:
     ------------------------------
     Lisa J. Schultz
     Executive Vice - President

                                        Execution Date:
                                                        -----------------------



                                      A-8